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ADC news release

We urge investors and stockholders of Broadband Access Systems (BAS) to read ADC's Registration Statement on Form S-4 and the Prospectus/Proxy Statement of ADC and BAS included therein, which the parties intend to file, if required, with the U.S. Securities and Exchange Commission, relating to the merger transaction described below, if and when they become available, because they will contain important information. If these and other documents relating to the transaction are filed with the SEC, they may be obtained for free at the SEC's web site at http://www.sec.gov. Investors and stockholders of BAS may also obtain each of these documents (if and when they become available) for free from ADC or from BAS by directing a request to the investor relations contact persons identified below.

For Immediate Release

Contacts:
Mark Borman—ADC Investor Relations	Mark Komanecky—Broadband Access
Systems
952.946.3338	508.870.2532
mark_borman@adc.com	mark@basystems.com
Rob Clark—ADC Public Relations 952.914.6355 rob_clark@adc.com

ADC to Acquire Broadband Access Systems—A Leader In
Next-Generation Access for Internet and Voice Services over Broadband Networks

Strategic Acquisition Valued at $2.25 Billion Fortifies ADC's Position in
High-Growth Market for Internet-Protocol-Based Service Delivery

MINNEAPOLIS / WESTBOROUGH, Mass.—September 20, 2000—ADC (Nasdaq: ADCT, www.adc.com), a leading global supplier of fiber optics, network equipment, software and integration services for broadband, multiservice networks, and Broadband Access Systems (www.basystems.com), a leading supplier of next-generation, Internet Protocol (IP) access platforms, have reached an agreement for the acquisition of Broadband Access Systems by ADC.

Broadband Access Systems' award-winning IP access platform allows communications service providers to deliver high-performance Internet access and IP-based voice services to consumers and businesses. Communications service providers choose Broadband Access Systems for IP-based delivery solutions to sieze the expected surge in demand for high-speed access services over cable modem and Digital Subscriber Line (DSL) networks.

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According to Dataquest for the period of 1999 to 2004, North American residential high-speed Internet access subscribers on:

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Cable networks are expected to grow at a compound annual growth rate of 53% to 16 million, and

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DSL networks are expected to grow at a compound annual growth rate of 85% to 11 million.

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According to the Strategis Group for the period of 2000 to 2005, the number of cable telephony subscriber homes is expected to grow at a compound annual growth rate of 130% to 13 million.

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According to TeleChoice for the period of 2000 to 2004, the number of voice-over-DSL telephone lines is expected to grow at a compound annual growth rate of 133% to 11 million.

Under the terms of the stock-for-stock transaction, ADC will issue shares of its common stock having a value of $2.25 billion for all outstanding equity interests in Broadband Access Systems. The number of shares of ADC's common stock to be issued will be based on an average of the closing price of ADC's common stock for the five trading days prior to closing ("the measurement period"), subject to a collar on the value of ADC's common stock of $34.127 to $41.711. The proposed transaction is expected to be completed prior to calendar year-end, and is intended to be accounted for as a pooling of interests and to be treated as a tax-free reorganization for U.S. federal income tax purposes. Closing of the proposed transaction is subject to the approval of Broadband Access Systems' stockholders, receipt of required regulatory approvals and other customary conditions. After closing the transaction, ADC expects to take a one-time charge for various acquisition-related expenses the amount of which has not yet been determined. Assuming that the transaction closes during ADC's fourth fiscal quarter (which ends October 31, 2000) and excluding the one-time charge, ADC expects the acquisition to be $0.02 dilutive to its earnings per share in the fourth quarter of fiscal year 2000, $0.07 to $0.08 dilutive in fiscal year 2000, $0.05 to 0.06 dilutive in fiscal year 2001 and accretive thereafter, depending on the value of ADC's stock over the measurement period. The number of shares issued will range from approximately 66 million at the low end of the collar range to approximately 54 million at the high end of the collar range.

ADC IS STRATEGICALLY POSITIONED FOR IP-BASED SERVICE DELIVERY OVER BROADBAND NETWORKS

"Broadband Access Systems' products will form the cornerstone of ADC's strategy to offer next-generation, Internet Protocol (IP) systems for the delivery of Internet and voice services over broadband networks," said Arun Sobti, senior vice president of ADC and president of ADC's Broadband Access and Transport Group. "Clearly, next-generation networks are being built with IP as their foundation. This acquisition provides ADC and its customers with a carrier-class, high-performance IP platform to successfully deliver broadband communications services. While currently directed at the cable market, Broadband Access Systems' technologies also have powerful synergies for the delivery of IP-based services over ADC's DSL and wireless platforms. In addition to these key IP technologies, Broadband Access Systems brings to ADC a highly talented team of employees to accelerate our developments of next-generation IP solutions for broadband communications services."

"We are excited to join ADC in serving the high-growth market for IP-based services over broadband networks," said Dave Paolino, CEO of Broadband Access Systems. "It has been Broadband Access Systems' mission since day one to be a leader in the broadband market. Broadband Access Systems' industry-first, carrier-class IP platform and software combined with ADC's leading bundles of fiber optics, network equipment, software and integration services puts us in a strong position to help communications service providers worldwide reap the full benefits of high-speed Internet access and high-capacity voice-over-IP telephony services."

THE INDUSTRY'S FIRST TRUE CARRIER-CLASS PLATFORM FOR IP-BASED SERVICE DELIVERY

Incorporated in February 1998, privately held Broadband Access Systems recognized the need for high-performance, carrier-class broadband access solutions that are scaleable and integrated to maximize revenue potential for communications service providers. Broadband Access Systems' CudaTM 12000 IP Access Platform is the industry's first highly integrated, carrier-class Cable Modem Termination System

(CMTS) to receive DOCSIS (Data Over Cable Service Interface Specification) CableLabs® Qualification. This qualification identifies Broadband Access Systems as one of the true market leaders in providing reliable, scaleable, next-generation access solutions for IP-based services.

The Cuda 12000 platform offers the highest DOCSIS performance and capacity of any system in the industry and its powerful distributed architecture supports the intensive quality of service needs of next-generation IP services based on the DOCSIS 1.1 specification, including IP Cable Telephony. The Cuda 12000 platform aggregates and routes high volumes of data, voice and other IP traffic and will enable next-generation IP-based services, including support for multiple ISPs (Internet Service Providers) via a common broadband pipe. The Cuda 12000 system is unique in that it also supports integrated carrier-class media gateway functionality that allows the platform to interconnect IP-based voice calls to existing Class 5 switches and emerging softswitches. Based on Broadband Access Systems' unique MeshFlowTM architecture, the Cuda 12000 system integrates powerful functionality into a single platform that today can only be achieved through multiple, separate systems, including a DOCSIS-qualified CMTS, high-performance router, and a carrier-class media gateway supporting voice-over-IP telephony services. In addition, the Cuda 12000 platform is designed to easily interface with existing and emerging operations support systems. Broadband Access Systems' also provides additional software solutions including:

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Cuda Provisioning Manager, the industry's first integrated service provisioning solution,

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Cuda Protocol Analyzer, the industry's first integrated DOCSIS protocol analysis solution, and

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CudaView NMS, a network management application.

Since April 2000, the Cuda 12000 system has been shipping worldwide to customers, including Time Warner, Adelphia, InterTECH, Tele-Media and Utilicom. Broadband Access Systems' has approximately 200 employees.

Broadband Access Systems' potential has been widely recognized as follows:

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In May 2000, UPSIDE Magazine named Broadband Access Systems among the "Hot 100" private companies, and only one of 15 in the "Internet Infrastructure" category.

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In March 2000, Broadband Access Systems was one of only 10 companies named "Investors' Choice" at the Technologic Partners Network Outlook Conference.

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In October 1999, Telecom Business named Broadband Access Systems a "Top 500" in the competitive telecommunications industry.

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In June 1999, Broadband Access Systems was one of only 13 companies named a "Startup to Watch in 1999" by Telecommunications Magazine.

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In May 1999, the editors of Data Communications and InternetWeek named Broadband Access Systems' Cuda 12000 IP Access Platform as Best of Show in the WAN and Remote-Access Equipment category at NetWorld+Interop 99 Las Vegas.

About ADC

ADC is The Broadband Company. ADC's fiber optics, network equipment, software and integration services make broadband communications a reality worldwide by enabling communications service providers to deliver high-speed Internet, data, video and voice services to consumers and businesses. ADC (Nasdaq: ADCT) has annual sales of over $2.8 billion and employs more than 20,900 people worldwide. ADC's stock is included in the Standard & Poor's 500 Index and the Nasdaq-100 Index. Learn more about ADC Telecommunications, Inc. at www.adc.com.

About Broadband Access Systems

Named one of UPSIDE Magazine's 'Hot 100' private companies for 2000, Broadband Access Systems, Inc. is a leading supplier of the first CableLabs® Qualified, next-generation, carrier-class platform that allows communications service providers to deliver high quality data, voice, and video services to large numbers of users. Founded in 1998 and headquartered in Westborough, Massachusetts, the company's management team brings years of experience in networking and telecommunications from companies such as Nortel Networks, Lucent, AT&T, FORE Systems, Digital Equipment Corporation, 3Com, Motorola and Tellabs. Broadband Access Systems is funded by Matrix Partners, North Bridge Venture Partners, The Still River Fund, Norwest Venture Partners, Bowman Capital Management, Soros Private Equity Partners, Vulcan Ventures, and YAS Broadband Ventures. Additional company information can be found at www.basystems.com.

Conference Call

A conference call will be held today at 8:30 a.m. Eastern Time to discuss the acquisition. The live conference call number for domestic callers is (800) 865-4460 and for international callers is (973) 633-1010. A replay of the call will be available until September 27, 2000. The replay number for domestic callers is (800) 345-6275 and for international callers is (402) 220-1444.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

Any forward-looking statements contained herein reflect management's current expectations or beliefs. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors, including the risks and uncertainties identified in Exhibit 99-a to ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

Solicitation of Consents; Interests of Certain Persons in the Merger.

ADC, Broadband Access Systems (BAS) and their respective directors and executive officers, who may be considered participants in this transaction, and certain other members of management and employees may be soliciting consents from BAS's stockholders in favor of approval and adoption of the merger agreement.

Additional information about the officers and directors of ADC can be found in ADC's Proxy Statement for its 2000 Annual Meeting of Shareholders. ADC's filings with the SEC are available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

The following are the directors and executive officers of BAS:

Name	Position
David R. Paolino	President, Chief Executive Officer and Director
Abbot L. Gilman	Chief Operating Officer, Treasurer, Secretary and Director
William J. Stuart	Chief Financial Officer
Andrew Marcuvitz	Director
Edward T. Anderson	Director
Rouzbeh Yassini	Director

The directors and executive officers of BAS have interests in the merger, some of which may differ from, or may be in addition to, those of BAS stockholders generally. Those interests may include:

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  in connection with the merger, certain key employees of BAS have entered into noncompetition agreements with ADC which will be effective as of the closing date of the merger;

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  in connection with the merger, certain shareholders of BAS who have representatives on the Board of Directors have entered into voting agreements with ADC pursuant to which they have agreed to vote in favor the merger; and

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  certain of the directors and executive officers of BAS may own restricted stock or options to purchase shares of BAS common stock which will become vested and exercisable in connection with the merger.

No executive officer of BAS holds more than 5.1% of the outstanding voting shares of BAS. Entities associated with Matrix Partners own approximately 26.6% of the outstanding voting shares of BAS and have designated Mr. Marcuvitz as their representative on the Board of Directors. Entities associated with North Bridge Venture Partners own approximately 13.9% of the outstanding voting shares of BAS and have designated Mr. Anderson as their representative on the Board of Directors. The calculation of percent ownership of outstanding voting shares assumes the conversion of all preferred stock into common stock.

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ADC to Acquire Broadband Access Systems—A Leader In Next-Generation Access for Internet and Voice Services over Broadband Networks
Strategic Acquisition Valued at $2.25 Billion Fortifies ADC's Position in High-Growth Market for Internet-Protocol-Based Service Delivery